UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2005

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2005, Insight North America, Inc. entered into a First Amendment to Employment Agreement with Dino D. Farfante, President of Insight North America. The First Amendment serves as a notice of termination of the employment agreement without cause, as described in Item 1.02, below, and makes certain other changes to Mr. Farfante’s employment agreement. The First Amendment extends the period within which Mr. Farfante may exercise options following the termination of his employment from seven business days to ninety calendar days, clarifies the obligations of Mr. Farfante with respect to certain post-employment activities, provides for Mr. Farfante’s continued assistance in connection with pending claims and contains a release of claims.

Item 1.02. Termination of a Material Definitive Agreement.

As described in Item 1.01, above, Insight North America, Inc. has elected to terminate its employment agreement with Dino D. Farfante without cause. Under the employment agreement, Mr. Farfante received base salary of $325,000 per year, was eligible for incentive compensation and was entitled to participate in equity-based compensation plans of Insight Enterprises, Inc. The employment agreement had a successively renewing two-year term, unless earlier terminated under specified conditions. In accordance with the terms of the employment agreement, Mr. Farfante will be on paid administrative leave from May 1, 2005 through July 25, 2005.

Pursuant to the employment agreement, Insight North America will pay Mr. Farfante, in addition to base pay while on administrative leave, incentive compensation earned through the second quarter of 2005. Immediately following the termination date of July 25, 2005, Mr. Farfante will also receive, pursuant to Section 6(b) of his employment agreement, a lump sum severance payment equal to two times his base salary (less the amount paid during the 90-day notice period) plus two times the higher annual bonus from the two immediately preceding fiscal years. The total severance amount, including incentive compensation for the second quarter of 2005, is estimated to be approximately $2.4 million.

Richard A. Fennessy, Chief Executive Officer of Insight Enterprises, Inc., will serve as President of Insight North America.

The employment agreement and the assignment of the employment agreement to Insight North America were previously filed as Exhibits 10.22 and 10.23, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

April 27, 2005	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary